EXHIBIT 23.1





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1997, included in the Form 10-K, into the Corporation's previously filed Form S-8 Registration Statements No. 33-88704 and No. 33-62063 and Form S-3 Registration Statement No. 33-30557.


              /s/ Arthur Andersen LLP
              San Francisco, California
              March 26, 1998